EXHIBIT 12.2
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                           MCII HOLDINGS (USA), INC.
       (A WHOLLY OWNED SUBSIDIARY OF CONSORCIO G GRUPO DINA, S.A. DE C.V.)

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                   THREE MONTHS
                                                                                       ENDED
                                            YEAR ENDED DECEMBER 31,                  MARCH 31,
                             -------------------------------------------------     -------------
                               1991       1992       1993       1994       1995        1996
                             --------- ---------  ---------  ---------  ---------  -------------

Income from continuing
operations before provision
for income taxes             $  24,279 $  41,212  $  43,247  $  30,508  $  35,895  $  4,960

Add:
   Interest expense, including
   amortization                   740       752      1,508      4,276      13,435     3,338
                                3,418     2,496        755        984      2,658        690
  Finance interest           --------- ---------  ---------  ---------  ---------  -------------

   Earnings, as adjusted     $ 28,437 $  44,460  $  45,530  $  35,768  $  51,988  $  8,988
                             --------- ---------  ---------  ---------  ---------  -------------
                             --------- ---------  ---------  ---------  ---------  -------------

Fixed charges:
  Interest expense, including
  amortization                    740       752      1,508      4,276      13,435     3,338
                                3,418     2,496        775        984      2,658        690
  Finance interest           --------- ---------  ---------  ---------  ---------  -------------


                             $  4,158  $  3,248   $  2,283   $  5,260   $  16,093  $  4,028
                             --------- ---------  ---------  ---------  ---------  -------------
   Fixed charges             --------- ---------  ---------  ---------  ---------  -------------



                                  6.8      13.7       19.9        6.8        3.2        2.2
Ratio of earnings to fixed   --------- ---------  ---------  ---------  ---------  -------------
charges                      --------- ---------  ---------  ---------  ---------  -------------

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